Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Arkadia International

As the independent auditor for Arkadia International we hereby consent to the inclusion in the foregoing Registration Statement on Form 10-K of our audit report dated July 17, 2014, relating to the audited financial statements of Arkadia International as of the year ended June 30, 2014 and the related statement of operations, stockholders’ deficit and cash flows for the year ended June 30, 2014.

August 8, 2014

/s/ Thomas A.Ralston CPA

  Temecula, California